Exhibit 99.1

NEWS RELEASE

Contacts:	Forbes Energy Services Ltd.
L. Melvin Cooper, SVP & CFO
361-664-0549
Michael Russell, Investor Relations
512-750-4925

Forbes Energy Services Completes

Exchange Offer of 9% Senior Notes Due 2019

ALICE, Texas (Nov. 9, 2011) – Forbes Energy Services Ltd. (NASDAQ: FES) and (TSX: FRB) announced today the completion of the offer to exchange any and all of the $280,000,000 aggregate principal amount of the Company’s outstanding 9% Senior Notes due 2019 (CUSIPs 345143 AA9; 345143 AB 7 & G37948 AB 5) (collectively, the “Old Notes”), which were sold in transactions exempt from registration under the Securities Act of 1933, as amended (the “Act”), for an equal aggregate principal amount of the Company’s 9% Senior Exchange Notes due 2019 (CUSIP 345143 AC 5) (the “New Notes”). The issuance of the New Notes was registered under the Act.

At the scheduled expiration time of 5 p.m., New York City time, on Nov. 8, 2011, $280,000,000 of the aggregate principal amount, or 100%, of the Old Notes were tendered and accepted for exchange by the Company for the New Notes.

The form and terms of the New Notes are substantially the same as the form and terms of the Old Notes issued in May 2011. The primary difference is that the issuance of the New Notes has been registered under the Act and, therefore, the New Notes will be freely tradable under the Act. The New Notes evidence the same debt as the Old Notes they replace and are issued under and entitled to the benefits of the indenture that governs the Old Notes.

The Exchange Agent for the exchange offer was Wells Fargo Bank, N.A., Corporate Trust Operations, MAC N9303-121, 6th & Marquette Ave., Minneapolis, Minn. 55479, 1-800-344-5128.

- more -

ABOUT FORBES

Forbes Energy Services is an independent oilfield services company that provides a broad range of drilling-related and production-related services to oil and natural gas companies to help develop and enhance the production of oil and natural gas.

# # #